As filed with the Securities and Exchange Commission on November 27, 1996
                                                 Registration No. 333-15057
-------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     ----------------------------------

                                 FORM S-8/A
                               AMENDMENT NO. 1
                                     TO
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                          EXECUTIVE TELECARD, LTD.
           (Exact name of registrant as specified in its charter)

           Delaware                          13-3486241
   (State of incorporation)           (I.R.S. Employer ID No.)

                       One Blue Hill Plaza, Suite 1650
                 P.O. Box 1769, Pearl River, New York  10965
             (Address of Principal Executive Offices) (Zip Code)

               DIRECTORS AND EMPLOYEES 1993 STOCK OPTION PLAN
           1995 EMPLOYEE STOCK OPTION AND APPRECIATION RIGHTS PLAN
          1995 DIRECTORS STOCK OPTION AND APPRECIATION RIGHTS PLAN
                          (Full title of the plans)

                               Robert N. Schuck
                          Executive Telecard, Ltd.
               One Blue Hill Plaza, Suite 1650, P.O. Box 1769
                        Pearl River, New York  10965

                   (Name and address of agent for service)

                               (914) 627-2060
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

  Title of       Amount   Proposed maximum  Proposed maximum    Amount of
securities to     to be       offering          aggregate     registration
be registered  registered  price per share   offering price         fee

Common Stock
$0.001 Par Value
Per Share       1,340,594    $9.0156(1)      $12,086,259.26     $3,662.50

Common Stock
$0.001 Par Value
Per Share        829,406     Various(2)       $4,670,210.44     $1,415.22

Total           2,170,000                    $16,756,469.70     $5,077.72

(1) Computed on the basis of the last price reported to the National Association of Securities Dealers Automated Quotation System on October 28, 1996, solely for purposes of calculating the filing fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

(2) Computed on the basis of the actual exercise price per share for options previously granted, solely for purposes of calculating the filing fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended.


     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Registration Statement on Form S-8 (No. 333-15057) as set forth below:


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Form 10-K filed for the year ended March 31, 1996, as amended on Form 10-K/A filed on September 13, 1996.

     (2) The Registrant's Form 10-Q for the quarter ended June 30, 1996 and Form 10-Q for the quarter ended September 30, 1996.

     (3) All other documents filed by Registrant under Sections 13(a), and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the report referred to in (1) above;

     (4) The section entitled "Description of Securities to be Registered" contained in the Registrant's registration statement on Form 8-A, File No. 1-10210, filed on March 30, 1989 and as amended on Form 8 on April 14, 1989 pursuant to Section 12(g) of the Exchange Act.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.


                                 SIGNATURES

     Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 26, 1996.

                               EXECUTIVE TELECARD, LTD.

                               By: /s/Allen Mandel
                                   Allen Mandel
                                   Executive Vice President